                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)              JUNE 20, 2001


                          INTERNET CAPITAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)


             DELAWARE                           0-26929                   23-2996071
   (State or other jurisdiction        (Commission File Number)        (I.R.S. Employer
of incorporation or organization)                                     Identification No.)

435 Devon Park Drive, 600 Building, Wayne, Pennsylvania                                    19087
(Address of principal executive offices)                                                (zip code)

Registrant's telephone number, including area code                                      (610) 989-0111

Item 5.  Other Events.

                  On June 20, 2001 a subsidiary of Asian conglomerate Hutchison Whampoa Limited and Reading Investments Limited offered to acquire all of the outstanding shares of ICG Asia Limited ("ICG Asia") for HK$0.25 per share and all of the outstanding warrants of ICG Asia for HK$1.00 per warrant. Internet Capital Group, Inc. (the "Company") has agreed to accept these offers and sell the 2,680,556,525 shares and one warrant held by 1999 Internet Capital L.P. Asia Employment Company Limited ("AECL") has also agreed to sell its 338,100,000 shares. Internet Capital Group Operations, Inc. holds 78.57% of the share capital of AECL. The offers are conditional on certain matters. Both the Company and AECL will accept the offers on the second day following the posting of the formal offer document (which will take place within 21 days of the initial offers) whereupon the offers will become unconditional in all respects.

                  On June 21, 2001 Breakaway Solutions, Inc. announced that its common stock has been delisted from the Nasdaq National Market.

Item 7(c). Exhibits.

99.1     Text of Press Release of the Company, dated June 20, 2001

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                             INTERNET CAPITAL GROUP, INC.





                             By:           /s/ Henry N. Nassau
                                  -----------------------------------
                                  Name:    Henry N. Nassau
                                  Title:   Managing Director & General Counsel


Dated:   June 29, 2001